EXHIBIT 99.1
                                                                ------------


                               "FOR IMMEDIATE RELEASE"


                                   FOR INFORMATION CONTACT:

                                   ALFRED J. MOCCIA
                                   CHAIRMAN OF THE BOARD AND
                                   CHIEF EXECUTIVE OFFICER


     FOR: COVER-ALL TECHNOLOGIES INC.
          (formerly WARNER INSURANCE SERVICES, INC.)


                             COVER-ALL TECHNOLOGIES INC.
                     ANNOUNCES THE RESIGNATION OF HARVEY KRIEGER
                             FROM ITS BOARD OF DIRECTORS



     Fair Lawn, NJ - January 2, 1997 -- Cover-All Technologies Inc. (formerly Warner Insurance Services, Inc.), a Delaware corporation (the "Company"), today announced that Harvey Krieger has resigned as a director of the Company effective as of December 31, 1996.

     The Company and its wholly-owned subsidiary, COVER-ALL Systems, Inc., are providers of state-of-the-art computer products for the property casualty insurance industry specializing in strategic insurance software solutions and development tools for rating, coding and issuing policies, as well as administering client claims, direct billing, agency billing, client billing, agencies, general ledger, and statistical and financial reporting utilizing the latest client-server, relational database technology.